Exhibit 99.1

Extraction Oil & Gas, Inc. Announces Second-Quarter 2018 Results

DENVER - August 7, 2018 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the second quarter of 2018.

Second-Quarter 2018 Highlights

•	Second quarter average net sales volumes of 73,563 barrels of oil equivalent per day (BOE/d) including 38,804 barrels per day (Bbl/d) of crude oil;

•
For the second quarter, Extraction reported net income of $8.8 million, or $0.03 per basic and diluted share[1], compared to net income of $7.2 million, or $0.02 per basic and diluted share[1], for the same period in 2017. Adjusted EBITDAX, Unhedged[2] was $189.5 million for the second quarter, up 154% year-over-year and up 14% sequentially. Adjusted EBITDAX was $153.1 million for the second quarter, up 105% year-over-year and up 9% sequentially; and

•	Drilling and completion (D&C) capital expenditures for the second quarter 2018 were $247 million.

Commenting on second quarter 2018 results, Extraction's Chairman and CEO Mark Erickson said: “During the second quarter, we reached another company record across all three production streams and saw higher revenues driven by higher oil production and improved oil yields."

"We continued to face a very challenging midstream environment leading up to the startup of DCP Midstream's Plant 10 last week. We intend to monitor the impact of the new plant on line pressures and expect that we will provide updates to our full year 2018 guidance, previously issued in December 2017, later in the third quarter. We remain focused on growing our crude oil production as it is the major driver of our revenues, cash flow and economics."

"Subsequent to quarter end, we had an additional $84 million asset sale associated with the sale of our ownership in Discovery Midstream, bringing our asset sale total to date to approximately $155 million. We are still evaluating further monetization of additional non-strategic assets."

1 For further information on the earnings per share, refer to the Condensed Consolidated Statement of Operations, included herein
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “-Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged” included herein.

Financial Results

For the second quarter, Extraction reported oil, natural gas and NGL sales revenue of $260.2 million, as compared to $119.8 million during the same period in 2017, representing an increase of 117%. Revenue increased 13% sequentially, primarily driven by higher production, higher oil cuts and an improvement in crude oil price.

Extraction reported net income of $8.8 million, or $0.03 per basic and diluted share for the second quarter, compared to net income of $7.2 million for the same period in 2017. This increase in net income was driven predominately by a $59.9 million gain on the previously announced sale of approximately 15,100 non-strategic acres for $72.3 million. Adjusted EBITDAX, Unhedged was $189.5 million for the second quarter, up 154% year-over-year and up 14% sequentially. Adjusted EBITDAX was $153.1 million for the second quarter, up 105% year-over-year and up 9% sequentially. Please read “-Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged”, included herein.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three and six months ended June 30, 2018 and 2017, respectively:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Sales (MBoe)(1):	6,694	4,020	12,893	7,024
Oil sales (MBbl)	3,531	2,101	6,776	3,312
Natural gas sales (MMcf)	11,370	6,402	21,774	12,761
NGL sales (MBbl)	1,268	852	2,488	1,585
Sales (BOE/d)(1):	73,563	44,172	71,231	38,807
Oil sales (Bbl/d)	38,804	23,088	37,436	18,298
Natural gas sales (Mcf/d)	124,941	70,353	120,297	70,501
NGL sales (Bbl/d)	13,935	9,358	13,746	8,759
Average sales prices(2):
Oil sales (per Bbl)	$60.46	$40.64	$58.11	$41.52
Oil sales with derivative settlements (per Bbl)	48.89	40.70	47.28	39.14
Differential ($/Bbl) to Average NYMEX WTI	(7.45)	(7.51)	(7.35)	(8.43)
Natural gas sales (per Mcf)	1.74	2.89	2.02	3.01
Natural gas sales with derivative settlements (per Mcf)	2.19	2.90	2.53	2.94
Differential ($/Mcf) to Average NYMEX Henry Hub(3)	(1.37)	(0.56)	(1.10)	(0.40)
NGL sales (per Bbl)(3)	21.22	18.61	21.21	21.10
Average price per BOE	38.87	29.80	38.04	29.81
Average price per BOE with derivative settlements	33.53	29.84	33.22	28.55
Expense per BOE:
Lease operating expenses	$3.10	$3.51	$3.22	$3.72
Transportation and gathering	1.49	2.50	1.36	2.90
General and administrative expenses	5.11	5.84	5.06	7.00
Cash general and administrative expenses	2.46	2.64	2.46	2.93
Stock-based compensation	2.65	3.20	2.60	4.07

Production taxes as a % of Revenue	9.4%	8.8%	9.1%	8.1%

(1)
One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)
Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.

(3)
As a result of the adoption of ASC 606 - Revenue from Contracts with Customers ("ASC 606") on January 1, 2018, certain costs previously classified as transportation and gathering expenses are presented on a net basis for proceeds expected to be received. For further information, see Note 2 - Adoption of ASC 606 of our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018.

Operational Results

Second quarter crude oil volumes of 38,804 Bbl/d increased 68% year-over-year and increased 8% sequentially. Crude oil accounted for approximately 82% of the Company’s total revenues and over 53% of the Company’s total equivalent volumes recorded during the second quarter. Second quarter average net sales volumes were 73,563 BOE/d, an increase of 67% year-over-year and 7% sequentially.

For the second-quarter 2018, the Company’s aggregate drilling, completion, leasehold capital expenditures, totaled approximately $280 million, $247 million of which was for drilling and completion and $33 million on leasehold. In addition, Elevation Midstream, Extraction's wholly owned midstream subsidiary incurred $14 million of midstream capital expenditures. Elevation's capital budget results in no capital outlay from Extraction and the financing is non-recourse to Extraction's balance sheet.

During the second quarter, Extraction reached total depth on 40 gross (29 net) wells with an average lateral length of approximately 7,725 feet and completed 61 gross (46 net) wells with an average lateral length of approximately 7,580 feet. We turned to sales 26 gross (19 net) wells with an average lateral length of approximately 5,586 feet. We completed 2,699 total stages during the quarter while pumping approximately 674 million pounds of proppant.

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

Second-Quarter 2018 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time, and enter confirmation number 8778023 when prompted.

Date:	Wednesday, August 8, 2018
Time:	8:00 AM MDT / 10:00 AM EDT
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	8778023

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$68,249	$6,768
Accounts receivable	135,485	139,348
Inventory and prepaid expenses	24,308	13,017
Commodity derivative asset	15,313	4,132
Total Current Assets	243,355	163,265
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	4,361,943	3,825,912
Less: accumulated depletion, depreciation and amortization	(908,169)	(709,662)
Net oil and gas properties	3,453,774	3,116,250
Elevation gathering systems and facilities	26,417	4,889
Other property and equipment, net of accumulated depreciation	30,186	32,429
Net Property and Equipment	3,510,377	3,153,568
Non-Current Assets:
Commodity derivative asset	266	—
Goodwill and other intangible assets, net of accumulated amortization	55,757	55,453
Other non-current assets	14,305	12,383
Total Non-Current Assets	70,328	67,836
Total Assets	$3,824,060	$3,384,669
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$252,051	$211,581
Revenue and production taxes payable	151,179	90,249
Commodity derivative liability	153,567	67,428
Accrued interest payable	22,411	23,807
Asset retirement obligations	12,792	6,873
Total Current Liabilities	592,000	399,938
Non-Current Liabilities:
Credit facility	190,000	90,000
Senior Notes, net of unamortized debt issuance costs	1,131,579	933,361
Deferred tax liability	32,426	42,326
Commodity derivative liability	6,245	17,274
Other non-current liabilities	116,627	126,622
Total Non-Current Liabilities	1,476,877	1,209,583

Total Liabilities	2,068,877	1,609,521
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	161,298	158,383
Total Stockholders' Equity	1,593,885	1,616,765
Total Liabilities and Stockholders' Equity	$3,824,060	$3,384,669

EXTRACTION OIL & GAS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Oil sales	$213,481	$85,394	$393,744	$137,522
Natural gas sales	19,807	18,526	43,888	38,423
NGL sales	26,908	15,846	52,779	33,460
Total Revenues	260,196	119,766	490,411	209,405
Operating Expenses:
Lease operating expenses	20,774	14,125	41,477	26,161
Transportation and gathering	9,959	10,040	17,498	20,327
Production taxes	24,389	10,511	44,712	16,964
Exploration expenses	3,021	6,438	10,288	17,250
Depletion, depreciation, amortization and accretion	106,774	68,610	202,981	119,263
Impairment of long lived assets	128	—	128	675
(Gain) loss on sale of property and equipment	(59,902)	—	(59,902)	451
Acquisition transaction expenses	—	—	—	68
General and administrative expenses	34,231	23,487	65,200	49,175
Total Operating Expenses	139,374	133,211	322,382	250,334
Operating Income (Loss)	120,822	(13,445)	168,029	(40,929)
Other Income (Expense):
Commodity derivatives gain (loss)	(89,511)	33,876	(139,839)	84,298
Interest expense	(19,202)	(9,021)	(82,504)	(18,681)
Other income	939	250	1,267	818
Total Other Income (Expense)	(107,774)	25,105	(221,076)	66,435
Income (Loss) Before Income Taxes	13,048	11,660	(53,047)	25,506
Income tax (expense) benefit	(4,200)	(4,420)	9,900	(9,550)
Net Income (Loss)	$8,848	$7,240	$(43,147)	$15,956
Income (Loss) Per Common Share(1)
Basic and diluted	$0.03	$0.02	$(0.29)	$0.05
Weighted Average Common Shares Outstanding
Basic and diluted	175,762	171,835	174,992	171,835

(1)
For further information, see the reconciliation of Net Income (Loss) to Net Income (Loss) available to common shareholders in Note 10 of our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 and 2017.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$8,848	$7,240	$(43,147)	$15,956
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	106,774	68,610	202,981	119,263
Abandonment and impairment of unproved properties	1,999	1,825	5,922	4,560
Impairment of long lived assets	128	—	128	675
(Gain) loss on sale of property and equipment	(59,902)	—	(59,902)	451
Amortization of debt issuance costs	926	867	11,368	1,712
Deferred rent	(505)	(257)	280	(156)
(Gain) loss on commodity derivatives, including settlements and premiums paid	52,371	(37,987)	68,289	(97,538)
Earnings in unconsolidated subsidiaries	(704)	10	(1,043)	10
Distributions from unconsolidated subsidiaries	287	—	626	—
Make-whole premium paid on 2021 Senior Notes	—	—	35,600	—
Deferred income tax expense (benefit)	4,200	4,420	(9,900)	9,550
Stock-based compensation	17,743	12,852	33,464	28,597
Changes in current assets and liabilities:
Accounts receivable	18,759	(15,691)	5,035	(11,595)
Inventory and prepaid expenses	(459)	(243)	(812)	(103)
Accounts payable and accrued liabilities	13,798	4,727	(10,248)	(3,186)
Revenue and production taxes payable	3,374	(10,358)	54,879	(1,773)
Accrued interest payable	3,306	10,829	(1,396)	356
Asset retirement expenditures	(3,107)	(350)	(5,034)	(952)
Net cash provided by operating activities	167,836	46,494	287,090	65,827
Cash flows from investing activities:
Oil and gas property additions	(261,085)	(237,499)	(519,154)	(572,105)
Acquired oil and gas properties	—	(13,395)	—	(17,225)
Sale of property and equipment	72,345	—	72,345	2,000
Elevation gathering systems and facilities additions	(10,219)	—	(16,055)	—
Other property and equipment additions	(1,395)	(2,559)	(2,712)	(5,790)
Distributions from unconsolidated subsidiaries, return of capital	(137)	—	—	—
Investment in unconsolidated subsidiaries	(293)	—	(293)	—
Net cash used in investing activities	(200,784)	(253,453)	(465,869)	(593,120)
Cash flows from financing activities:
Borrowings under credit facility	185,000	—	430,000	—
Repayments under credit facility	(95,000)	—	(330,000)	—
Proceeds from the issuance of 2026 Senior Notes	—	—	739,664	—
Repayments of 2021 Senior Notes	—	—	(550,000)	—
Make-whole premium paid on 2021 Senior Notes	—	—	(35,600)	—
Repurchase of shares	—	—	(2,309)	—
Payment of employee payroll withholding taxes	(226)	—	(2,531)	—
Dividends on Series A Preferred Stock	(2,722)	(2,721)	(5,443)	(4,958)
Debt issuance costs	(950)	(95)	(3,055)	(109)
Equity issuance costs	(268)	(5)	(466)	(1,487)
Net cash provided by (used in) financing activities	85,834	(2,821)	240,260	(6,554)
Increase (decrease) in cash, cash equivalents and restricted cash	52,886	(209,780)	61,481	(533,847)
Cash, cash equivalents and restricted cash at beginning of period	15,363	306,869	6,768	630,936
Cash, cash equivalents and restricted cash at end of the period	$68,249	$97,089	$68,249	$97,089
Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$197,577	$134,483	$197,577	$134,483
Cash paid for interest	$17,073	$507	$41,607	$22,256
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,476	$1,331	$2,914	$2,627

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDAX:
Net income (loss)	$8,848	$7,240	$(43,147)	$15,956
Add back:
Depletion, depreciation, amortization and accretion	106,774	68,610	202,981	119,263
Impairment of long lived assets	128	—	128	675
Exploration expenses	3,021	6,438	10,288	17,250
(Gain) loss on sale of property and equipment	(59,902)	—	(59,902)	451
Acquisition transaction expenses	—	—	—	68
(Gain) loss on commodity derivatives	89,511	(33,876)	139,839	(84,298)
Settlements on commodity derivative instruments	(35,652)	(143)	(58,905)	(9,184)
Premiums paid for derivatives that settled during the period	(730)	313	(3,235)	313
Stock-based compensation expense	17,743	12,852	33,464	28,597
Amortization of debt issuance costs	926	867	11,368	1,712
Make-whole premium on 2021 Senior Notes	—	—	35,600	—
Interest expense	18,276	8,154	35,536	16,969
Income tax expense (benefit)	4,200	4,420	(9,900)	9,550
Adjusted EBITDAX	$153,143	$74,875	$294,115	$117,322
Deduct:
Settlements on commodity derivative instruments	(35,652)	(143)	(58,905)	(9,184)
Premiums paid for derivatives that settled during the period	(730)	313	(3,235)	313
Adjusted EBITDAX, Unhedged	$189,525	$74,705	$356,255	$126,193

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion, impairment of long lived assets, exploration expenses, (gain) loss on sale of property and equipment, acquisition transaction expenses, (gain) loss on commodity derivatives, settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt issuance costs, make-whole premiums, interest expense, income taxes and non-recurring charges. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivative that settled during the period.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three and six months ended June 30, 2018 and 2017 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782